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                                                                    EXHIBIT 23.1


                  Consent of Ernst & Young LLP, Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) of Dunn Computer Corporation (a Virginia corporation) pertaining to the Dunn Computer Corporation Stock Option Plan, of our report dated February 26, 1998 with respect to the balance sheet of Dunn Computer Corporation (a Virginia corporation) included in the final prospectus filed by Dunn Computer Corporation (a Virginia corporation) pursuant to Rule 424(b) of the Securities Act on April 28, 1998 (Registration No. 333-47631).

                                                           /s/ Ernst & Young LLP

Vienna, Virginia
May 6, 1998

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